REGULATION S TEMPORARY GLOBAL NOTE DUE 2012

THIS NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, THAT IS EXCHANGEABLE FOR A PERMANENT GLOBAL NOTE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS THAT IT HAS OBTAINED THIS NOTE IN A TRANSACTION IN COMPLIANCE WITH THE SECURITIES ACT, ALL OTHER APPLICABLE LAWS OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, FURTHER REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS PURCHASE MONEY NOTE (OR ANY INTEREST HEREIN) EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, AND ALL OTHER APPLICABLE LAWS OF ANY JURISDICTION AND ONLY TO A TRANSFEREE THAT IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE AND IS CURRENT OR PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION THAT IS AVAILABLE UNDER THE SECURITIES ACT.

THIS NOTE IS NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED HEREIN. ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER OR ANY INTERMEDIARY. THIS NOTE IS NOT EXCHANGEABLE FOR DEFINITIVE SECURITIES UNTIL THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD SPECIFIED IN RULE 903(b)(3) AND UNTIL CERTIFICATION OF BENEFICIAL OWNERSHIP OF THE SECURITIES BY A NON-US PERSON OR A U.S. PERSON WHO PURCHASED SECURITIES IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. EACH TRANSFEROR OF THIS NOTE AGREES TO PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN TO THE TRANSFEREE.

THE FAILURE TO PROVIDE THE ISSUER, WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

CLEANTECH INNOVATIONS, INC.
Liaoning Creative Bellows Co., Ltd.
Liaoning Creative Wind Power Equipment Co., Ltd.

10% Promissory Note

Issuance Date: December 13, 2010	New York, NY
Principal Amount: U.S. $10,000,000.00

For value received, CleanTech Innovations, Inc., a Nevada corporation (the “Company”), Liaoning Creative Bellows Co., Ltd. and Liaoning Creative Wind Power Equipment Co., Ltd., each such subsidiary organized under the laws of the People’s Republic of China., a company organized under the Peoples Republic of China (collectively, jointly and severally, the “Maker”), hereby promises to pay to the order of NYGG (Asia) Ltd., a British Virgin Islands company with an address of 12th Floor Ruttonjee House, 11 Duddell Street, Central, Hong Kong (together with its successors, representatives, and permitted assigns, and designees the “Holder”), in accordance with the terms hereinafter provided and subject to the terms and conditions of the Loan Agreement by and between the Maker and the Holder, dated the even date hereof (the “Loan Agreement”), the Principal Amount of TEN MILLION U.S. DOLLARS AND ZERO CENTS (U.S.$10,000,000.00), together with interest thereon.

All payments under or pursuant to this Note shall be made in United States Dollars (“USD”) or, at the option of the Holder, in Renminbi (“RMB”) at an exchange rate of RMB 6.90 to USD 1.00 in immediately available funds to the Holder or the designee of the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds in USD or RMB, at the option of the Holder, to the Holder’s or the Holder’s designee’s account, as requested by the Holder in writing. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on March 1, 2012 (the “Maturity Date”), or at such earlier time as provided herein.

ARTICLE I
PAYMENT

Section 1.1        Interest. Beginning on the date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest at a rate per annum equal to ten percent (10%), payable in USD or RMB at an exchange rate of RMB 6.90 to USD 1.00 at the option of the Holder, and payable quarterly in advance commencing on the date hereof and thereafter every three (3) months from the date hereof (the “Interest Payment Date”) on the following dates: March 13, 2011, June 13, 2011, September 13, 2011, December 13, 2011, and the final payment due on the Maturity Date. Interest shall be computed on the basis of a 365-day year and shall accrue daily commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of Note from the date of the Event of Default until such Event of Default is cured at the rate per annum of the lesser of twenty-four percent (24%) accrued daily and the maximum applicable legal rate per annum.

Section 1.2        Payment of Principal; Prepayment. The Principal Amount hereof shall be paid in full on the earliest of (i) the Maturity Date, (ii) the due date of any Mandatory Prepayment (as defined below) (such prepayment pursuant to this clause (ii) to be in part if sufficient funds are not available for application pursuant to Section 1.5 hereof) or (iii) upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be re-borrowed. The Maker may prepay all or, subject to Holder preapproval, any portion of the Principal Amount of this Note without premium or penalty; provided, however, any quarterly prepayment of interest shall not be prorated or refunded to Maker if the Principal Amount is paid in full after an interest payment is made.

Section 1.3        Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a holiday recognized by the branch offices of JPMorgan Chase & Co. located in New York City, NY, such payment may be due on the next succeeding day (a “Business Day”).

Section 1.4        Use of Proceeds. The Maker shall use the proceeds of this Note only for general working capital and pre-payment of all outstanding principal and interest on the existing $1,500,000 loan, dated October 14, 2010, from Strong Growth Capital, Ltd.

Section 1.5        Mandatory Prepayment. Notwithstanding anything to the contrary contained herein, upon the earliest to occur of (i) Maker’s receipt of any financing from any source in excess of $10,000,000 in one or a series of transactions, (ii) any Change of Control of the Maker, (iii) any material negative change of the Maker’s business and financial position, as reasonably determined by the Holder, (iv) any change to the shareholdings of any person under a 3-year share lockup agreement entered by certain insiders of the Maker or (v) departure of any senior members of management of the Maker that will negatively impact the business of the Maker, as reasonably determined by the Holder, in each case, the entire outstanding Principal Amount of this Note, and all interest due thereon shall become immediately payable upon demand of the Holder (“Mandatory Prepayment”).

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1        Events of Default. Unless waived in writing by the Holder, the occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)          any default in the payment of (1) the Principal Amount hereunder when due, or (2) interest on this Note if five (5) Business Days after the date when the same shall become due and payable (whether on the Maturity Date, Interest Payment Date, the date of any mandatory prepayment, by acceleration or otherwise); or

(b)          the Maker shall fail to observe or perform any other covenant or agreement contained in this Note or the Loan Agreement; or

(c)          any material representation or warranty made by the Maker herein or in the Loan Agreement shall prove to have been false or incorrect or inaccurate or breached in a material respect on the date as of which made; or

(d)          the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(e)          a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 2.2        Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may, at any time, at its option, declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. The Maker shall pay to the Holder such additional amounts as shall be sufficient to pay the Holder's actual and reasonable costs and expenses of collection, including without limitation, reasonably attorney's fees and expenses. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.

Section 2.3        Definition of Change of Control. For the purposes of this Note, a “Change of Control" means, with respect to the Maker, the occurrence of any of the following events:

(i)       the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding common stock, par value $.00001 per share (the “Common Stock”), of the Company or any subsidiary; provided, however, that for purposes of this Section 2.3(i), the following acquisitions will not constitute a Change of Control: (A) any issuance of Common Stock of the Company directly from the Company that is approved by the Board of Directors of the Company (the “Board of Directors”), (B) any acquisition by the Company of Common Stock of the Company, (C) any acquisition of Common Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (D) any acquisition of Common Stock of the Company pursuant to a Business Combination after Maker has complied with Section 1.5 hereof.

(ii)      individuals who, as of the date hereof, constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors;

(iii)     consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination"); or

(iv)     approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

ARTICLE III
MISCELLANEOUS

Section 3.1        Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, at the address set forth on the signature page hereto (in the case of the Maker) or above (in the case of the Holder) (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by an internationally recognized overnight courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) by email, or other electronic means to the email address listed below. Copies of such notice shall be delivered by any of the foregoing means to Robert Newman, Esq., The Newman Law Firm, PLLC, 44 Wall Street, 20th Floor, New York, NY 10005, email (Rnewman@nlawglobal.com), and such delivery shall constitute effective notice to the Maker hereunder.

Section 3.2        Governing Law; Drafting; Representation. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 3.3        Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4        Binding Effect; Amendments. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 3.5        Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.6        Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 3.7        Maker Waivers; Dispute Resolution. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)          No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)          THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

CLEANTECH INNOVATIONS, INC.

By:	/s/ Bei Lu
Name: Bei Lu
Title: President and Chief Executive Officer

LIAONING CREATIVE BELLOWS CO., LTD.

By:	/s/ Bei Lu
Name: Bei Lu
Title: President and Chief Executive Officer

LIAONING CREATIVE WIND POWER EQUIPMENT CO., LTD

By:	/s/ Bei Lu
Name: Bei Lu
Title: President and Chief Executive Officer

Address of Makers:
C District, Maoshan Industry Park,
Tieling Economic Development Zone, Tieling,
Liaoning Province, China 112616
Email: beilu@ctiproduct.com